Exhibit 10.5

LEASE AGREEMENT
BETWEEN
J.W. GIBSON CONSTRUCTION COMPANY
AND
TMA/EBERLINE
601-B SCARBORO ROAD
OAK RIDGE, TN 37830

1.  PARTIES

THIS INDENTURE OF LEASE, made and entered into this the 24th day of October, 2000, by and between J.W. GIBSON CONSTRUCTION COMPANY, of Oak Ridge, Anderson County, Tennessee, hereinafter called “Lessor”, and Eberline Analytical Corp., of Albuquerque, Bernalillo County, New Mexico, hereinafter called “Lessee”.

2.  CONSIDERATION

That each of the aforesaid parties hereto acknowledges the receipt of one dollar and other valuable considerations paid by Lessee to Lessor, and that they and each of them, in further consideration of the engagements and mutual covenants of the other as herein stated agree as follows:

3.  PREMISES

A.            The Lessor has and does hereby grant, demise and lease unto the said Lessee, those certain premises (the “Premises”) consisting of approximately 10,000 square feet of administrative, laboratory and storage type space within the entire building situated upon approximately 1.85 acres of land being approximately 16.5% of Lessor’s parcel and being addressed as 601-A Scarboro Road, Oak Ridge, TN. Demised premises is furthermore set out in the attached “Exhibit A”.

B.            Lessee, its employees, guests, and invitees shall have the right of common usage for egress to and egress from the premises.

C.            During the duration of the lease, Lessee may install, at Lessee’s own expense, any improvements desired or needed by the Lessee, inside or outside of the respective buildings located on premises subject to Lessor approval, which approval shall not be unreasonably withheld.

D.            Upon the expiration of the lease either at its normal termination, at the end of any extension, termination because of default or early termination pursuant to Article 6, the Lessee shall immediately quit the Premises. All improvements except trade fixtures shall remain and the Lessee shall repair any material damage to Premises excepting normal wear and tear, fire, explosion, extended coverage endorsement perils as defined by the standard insurance company policy form and events beyond the control of Lessee. Trade fixtures are defined as items of personal property used by Lessee in its business operations and shall specifically exclude partitions, heating and air-conditioning equipment, water fountains, toilets, plumbing and electrical equipment and the like which although installed by Lessee are nevertheless a usual fixture and/or appurtenance to the building. If any structural damage is caused in removing trade fixtures, Lessee shall promptly repair such damage. If applicable, Lessee specifically promises to remove radioactive and/or contaminated materials from the Premises at the expiration of the lease to the extent necessary to have the premises declared acceptable for unrestricted use as defined by the State of Tennessee Department of Health and Environment, Division of Radiological Health.

E.             Notice is hereby given the Lessor shall not, under any circumstances; be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Lessee or anyone holding the Premises or any part thereof by, through or under Lessee upon or in connection with the Premises, and that no mechanics’ or other lien for work, labor or services rendered or material furnished to or for the account of Lessee or anyone holding the Premises or any part thereof by, through or under Lessee, shall under any circumstances, attach to or affect the Premises or any part thereof or the interest of Lessor therein. All such work, labor, services or material shall be rendered or furnished at the expense of Lessee, and Lessee shall be solely and wholly responsible therefor and shall hold Lessor and the Premises harmless against the same.

F.             Lessee shall not suffer or permit any liens to stand against the Premises or any part thereof, or the interest of Lessor therein, by reason of any work, labor, services or material done for or supplied to, or claimed to have been done for or supplied to, Lessee or anyone holding the premises, or any part thereof, through or under Lessee. If Lessee shall fail to discharge any such liens within sixty (60) days after demand from Lessor, then in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same in any manner permitted by law.

Any amount paid or deposited by Lessor for such purpose and all legal and other expenses of Lessor, including attorney fees incurred in procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest at the prime rate of interest charged by Bank of Boston, plus 2 % per annum (the “Default Rate”) from the date of payment of deposit shall become due and payable forthwith by Lessee to Lessor.

4.  PURPOSE

The demised Premises are leased by Lessor to Lessee for the purpose of routine office, administrative, and analytical type uses and any use deemed appropriate to the operation of Lessee’s business. Any such uses shall comply fully with any current zoning regulations or any amendments thereof.

5.  TERM

A.            The initial term of this lease shall be for a term of 5 consecutive years, beginning October 1, 2000, unless sooner terminated as provided for herein.

B.            Lessee shall have the right and option to extend said lease term for a period of an additional 5 year term at a mutually agreeable rental rate, as determined not later than 120 days prior to lease expiration by providing Lessor with written notice of intent to do same, such notice to be provided to Lessor at the address where basic rents are paid not less than ninety (90) days and not more that one hundred eighty (180) days before the expiration of the term of this lease.

C.            Lessor agrees to keep Lessee in peaceable, uninterrupted possession of Premises so long as Lessee complies with and performs all of the terms, covenants and conditions of this Lease Agreement.

6.  RIGHT TO TERMINATE NOT EXCLUSIVE

The right of the Lessor to terminate this Lease Agreement as herein set forth is in addition to and not in exhaustion of such other rights that the Lessor has or causes of action that may accrue to the Lessor because of Lessee’s failure to fulfill, perform or observe the obligations, agreements, or covenants of this Lease Agreement, and the exercise or pursuit by the Lessor of any of the rights or causes of action accruing hereunder shall not be in exhaustion of such other rights or causes of action that the Lessor might otherwise have.

7.  RENTAL

A.            Lessee shall and hereby agrees to pay to Lessor at Lessor’s office or such place as Lessor may from time to time, designate in writing, an annual base rental of $84,996 Dollars. The rent shall be in equal monthly installments, each installment being 1/12th of the annual base rental. The monthly rate shall be $7.083 Dollars.

B.            In addition to the base rental, Lessee shall pay Lessor the direct cost of all real property taxes net of any abatement, real property insurance, and other real property assessments net of any abatement prorated in accordance with the effective fractional space defined in Article 3. Lessor shall submit to Lessee paid receipts or similar documentation of these costs prior to December 31st of each year of this lease term and Lessee agrees to reimburse Lessor within 30 days of the receipt of the billing. Expenses for the first and last year of the lease shall be apportioned between Lessor and Lessee based on actual period of occupation.

The term “Real Estate Taxes” shall in no event be deemed to include any income, excess profits, excise, franchise, estate, succession, inheritance, gift, mortgage lien, documentary stamp or transfer taxes. If Lessor shall obtain any abatement, refund or rebate in Real Estate Taxes theretofore paid by Lessee under this Lease, Lessor shall promptly forward to Lessee Lessee’s Pro Rata Share thereof, less Lessee’s Pro Rata Share of the cost obtaining the same. Lessor covenants and agrees that it shall timely and fully pay to the applicable taxing authority all Real Estate Taxes levied against the Property. Lessee shall not, in any event be liable for any interest or penalty charges payable by Lessor with respect to the Real Estate Taxes. Notwithstanding anything to the contrary contained in this Lease, in the event that Lessee is obligated to pay any portion of any betterment or special assessment Lessee’s payments shall be calculated as if such assignment were amortized on a straight-line basis consistent with generally accepted accounting principles consistently applied (“GAAP”), such that Lessee shall pay a total amount equal to Lessee’s Pro Rata Share of such assessment multiplied by a fraction, the numerator of which is the number of years remaining in the Tern and the denominator of which is the greater of (a) the number of years in the entire Tern or (b) the number of years for amortization indicated by GAAP.

C.            It is expressly understood and agreed that no act, practice or custom on the part of Lessor with respect to giving notice to Lessee of the time that monthly rental payments are due shall ever be construed as an obligation on the part of Lessor to give such notice to Lessee.

D.            The burden of proof of payment of the rental or any other sum due Lessor hereunder shall be on the Lessee.

E.             The first payment of rent shall be due on the first day of the month following the month that the obligations expressed herein become effective, and subsequent payments due on the like day of subsequent months.

8.  ASSIGNMENT AND SUBLETTING

Lessee covenants and agrees not to assign this Lease Agreement or sublet the demised Premises or any part of same, or in any other manner transfer the lease agreement, leasehold or demised Premises, without the written consent of the Lessor, which consent shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right to make, without Lessor’s consent, any assignment of this Lease or subletting of all or any portion of the Premises to (a) a parent, subsidiary, or division of Lessee, (b) any entity with which or into which Lessee may consolidate or merge, or ( c ) any entity acquiring all or substantially all of the assets of Lessee. In the event of any such assignment, Lessee shall promptly and within 10 days give notice to Lessor of any such assignment.

In the event Lessor consents to a subletting or assignment, Lessee shall, nevertheless, remain liable for the payment to Lessor of all slims due Lessor hereunder, and remain responsible for compliance with all of the terms and conditions of this Lease Agreement. Any consent given by Lessor to a subletting or an assignment shall not be deemed a consent to a subsequent subletting or assignment.

9.  LAWFUL AND MORAL USE

Lessee covenants that the demised Premises shall, during the term of this Lease Agreement, be used only and exclusively for lawful and moral purposes, and that no part of the demised Premises shall be used by Lessee or any persons holding by, through or under Lessee in any manner whatsoever for any purpose(s) which violate the laws of the United States, the State of Tennessee, the County of Anderson, the ordinance of the City of Oak Ridge, or the laws of any other applicable governmental authority; and the Lessee shall save and hold Lessor harmless for all loss, cost, expenses and damages incurred by Lessor or which Lessor should become liable for an account of any such violation.

10.  INTERPRETATION AND CONSTRUCTION

This lease shall be interpreted under the laws of the State of Tennessee.

11.  ENTIRE AGREEMENT

This lease contains all the agreements and conditions made between the parties hereto, and no representations or statements claimed to have been made and not herein contained shall vary or modify this contract in any way and this lease cannot be modified except as the parties agree in writing.

12.  CONDEMNATION

If the whole or substantially the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi public use or purpose, this tease shall terminate as of the date of the taking. If less than the whole or substantially the whole Premises are taken and it is still feasible for Lessee to operate its business, the base rental shall be diminished by the amount representing the part of said rent properly applicable to the portion of the Premises which may be so taken and the Lessor shall at his expense proceed with reasonable diligence to repair, alter and restore the remaining part of the Premises to substantially its former condition to the extent that the same may be feasible. The Lessor shall be entitled to receive the award in any condemnation proceeding, including any award for the value of any unexpired term of this lease and Lessee shall have no claim against Lessor or against the proceeds of the condemnation. Nothing contained herein shall affect Lessee’s right to a separate award for it’s trade fixtures and moving expenses.

13.  NUISANCES

Lessee covenants not to create or allow any nuisance to exist in, from, on or about the demised Premises, and Lessee covenants to immediately at his expense abate any such nuisance that may arise when requested by Lessor to do so.

14.  SUBORDINATION

This lease shall be subordinate to any first mortgage and extensions thereto, now or hereafter placed upon the land upon which the Premises are located and in the event of foreclosure of such first mortgage, the exercise of a power of sale thereunder, or deed in lieu of foreclosure, Lessee shall attorn to and recognize such purchaser, foreclosure, sale or other transfer as the Lessor; provided that in each case such shall not disturb Lessee’s right to possession or its other rights hereunder so long as Lessee complies with the terms of this lease.

15.  INSURANCE

A.            Lessee covenants and agrees that, during the term of this lease, it will carry, at its expense, property insurance covering against loss or damage of Lessee’s improvements on the Premises and such insurance shall be in the kind and amounts customarily maintained by Lessee for such property.

B.            Lessee covenants and agrees to carry, during the term of the lease, at Lessee’s expense:

1.             Workers Compensation Insurance on Lessee’s employees; and

2.             Public liability and property damage insurance coverage insuring Lessee with minimum coverage limits for public liability insurance of $2,000,000 for one person in respect to one accident and for more than one person in respect to any one accident, and for property damage insurance a limit of $2,000,000 each accident. Lessor will be included as an additional insured but only as regards to liability arising out of the fault or negligence of Lessee in its use or occupancy of the Premises.

C.            Lessee covenants and agrees not to do or permit anything to be done or anything to remain on the Premises, not to permit any business, trade, or occupation to be carried on in the Premises, which causes or may cause an increase or additional premium for the fire and extended coverage insurance on the Premises without the written consent of Lessor, and if Lessee’s actions do cause an increase in the premium, Lessee shall pay such additional premiums.

Lessee agrees to obtain, at its expense, adequate insurance related to the nature of the business. Certificates of nuclear liability insurance will be provided upon request.

D.            Lessee agrees to deliver to Lessor on the inception date and on renewal date of each such policy of insurance that Lessee is required to carry by the terms of this Lease Agreement the usual certificate issued by the insurance carriers certifying that such insurance is in full force and that all such policies shall not be canceled without ten (10) days written notice to Lessor.

E.             If the Premises shall be so damaged or destroyed by fire or other causes within the insurance coverage of Lessor’s standard fire and extended coverage insurance policy and Lessor cannot repair or rebuild same within ninety (90) days from the date of such damage or destruction, this lease shall terminate and the Lessee shall be allowed an abatement of all rent from the date of such damage or destruction. If the Premises shall be so damaged or destroyed by fire or other causes within the insurance coverage of Lessor’s standard fire and extended insurance coverage policy that it can be repaired within ninety (90) days of the date of such damage or destruction, then this lease shall not terminate and the Premises shall be repaired by the Lessor, at its own expense, and the rent shall abate until such repair or rebuilding is completed and possession of the Premises or so much thereof as shall have become untenable is returned to the Lessee; provided that subject to Force Majeure, if the reparation and rebuilding is not so completed within said Ninety (90) day period, Lessee may terminate this lease by notice given within one hundred twenty (120) days of such damage or destruction.

F.             If the Premises shall be damaged or destroyed by causes not within the coverage of the Lessor’s above-mentioned fire and extended coverage insurance and not arising out of the Lessee’s use and occupancy, then rent will abate and if Lessor does not within thirty (30) days after such damage or destruction commence to repair or rebuild the demised Premises, either party may terminate this Lease Agreement by notice to the other of said termination. If the Lessor repairs or rebuilds the demised Premises, this Lease Agreement shall not so terminate, provided Lessor diligently pursues and completes same within ninety (90) days form the commencement of repair or rebuilding subject to delays beyond Lessor’s reasonable control. Until rebuilding or repairs are completed the rent shall be abated.

G.            In the event of repair or rebuilding, the terms of this Lease Agreement shall be extended for a period equal to such period of rent abatement.

H.            Lessee shall in case of any damage or destruction not otherwise known to Lessor, give immediate notice thereof to the Lessor. Lessor shall within thirty (30) days after such damage or destruction give written notice to Lessee whether Lessor can or will repair and restore within the time period as herein provided. Failure to give such notice shall be deemed notice that Lessor cannot or will not repair and restore.

I.              Lessor agrees to maintain fire and extended coverage insurance at the full replacement cost of the building. Lessor agrees to deliver to Lessee on this inception date and on renewal date of each such policy of insurance that Lessor is required to carry by the terms of this Lease Agreement the usual certificate issued by the insurance carriers certifying that such insurance is in full force and that all such policies shall not be canceled without ten (10) days written notice to Lessee.

16.  DAMAGES. ACCIDENTS. ETC.

Notwithstanding anything to the contrary contained in this Lease, Lessee shall indemnify and hold harmless Lessor from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses ( including without limitation reasonable attorneys’ fees and disbursements and court costs ) to the extent arising from or in connection with the negligence or willful misconduct of Lessee, its agents, employees, representatives or contractors.

Notwithstanding anything to the contrary contained in this Lease, Lessor shall indemnify and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suites, claims demands, losses, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements and court costs ) to the extent arising from or in connection with the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors.

The party seeking indemnification under this Section (the ‘Indemnified Party”) shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the “Indemnifying Party”). The Indemnifying Party shall then have ten (10) days to elect, by written notice to the Indemnified Party, to assume, at the Indemnifying Party’s expense, exclusive control of the defense of such claim. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party’s obligations under this Section.

Notwithstanding anything to the contrary contained in this Lease, in no event shall either party be liable to the other for any indirect, special, consequential or incidental damages (including without limitation damages for loss of use of facilities or equipment, loss of goodwill or loss of revenue other than the rent, additional rent and other charges payable by Lessee under, this Lease) regardless of whether such party has been informed of the possibility of such damages or is negligent.

The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.  INSOLVENCY, ETC. OF LESSEE

In the event of insolvency or bankruptcy of the Lessee, or the filing of any petition under any provision of the Bankruptcy Act or State insolvency laws against Lessee, whether voluntarily or involuntarily, or in the event of a partial or general assignment by Lessee for the benefit of Lessee’s creditors, or in the event Lessee files a petition for an arrangement or composition under the provisions of the Bankruptcy Act, Lessor shall have the right and privilege to immediately terminate this Lease Agreement and declare the then remaining unpaid balance of the rental due for the remainder of the term, as if same were not terminated, immediately due and payable. Lessor shall have the right with or without legal process to immediately reenter into possession of the Premises.

Without limiting the preceding paragraphs, no interest of Lessee in this lease shall be assignable by operation of law. Each of the following acts shall be considered an involuntary assignment:

A.            If Lessee is adjudicated bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Lessee is the bankrupt; and

B.            If a writ of attachment or execution is levied on this lease and such attachment is not removed within forty-five (45) days of such levy; and

C.            If, in any proceeding or action to which Lessee is a party, a receiver is appointed with authority to take possession of the Premises and the appointment of such receiver is not vacated within forty-five (45) days after such appointment.

An involuntary assignment shall constitute a default by Lessee and Lessor shall have the right to terminate this lease, in which case the lease shall not be treated as an asset of Lessee.

18.  COVENANT TO SURRENDER

Upon the expiration or termination of this lease. Lessee shall quit and surrender the Premises to Lessor in good condition and repair, normal wear and tear, acts of God, the elements and casualty damage excepted.

19.  RIGHT OF ENTRY: INSPECTION AND SHOWING

With reasonable notice to Lessee, Lessor or Lessor’s agent shall have the right to enter the Premises during Lessee’s normal business hours to examine the same and to show them to prospective mortgagees or purchasers of the Premises during the term thereof, and during the last four (4) months of the term to show them to prospective lessees. With reasonable notice to Lessee, Lessor or Lessor’s agent may also enter the Premises for the purpose of inspecting for damages or for making any repairs required to be made by it under the terms of this lease, and also to make any repairs required to be made by Lessee under this lease and which Lessee has not made or refuses to make. With reasonable notice to Lessee and when accompanied by Lessor or Lessor’s agent, any mortgagee of the Premises shall have the right to inspect the Premises during Lessee’s normal business hours. Any such entry may be made without Lessor or Lessor’s agents being deemed guilty of trespass and without the same constituting any eviction of Lessee, in whole or in part. Nothing herein contained shall be deemed or construed to impose on Lessor any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or any part thereof other than as herein provided. Lessor or Lessor’s agents shall also be allowed to take all material and necessary tools and equipment into and upon the Premises that may be required for the aforesaid repairs and the rent reserved shall in no way abate while any such repairs are being made.

19.  DEFAULT

A.            All covenants and agreements herein made and obligations assumed are to be construed also as conditions and are upon the express condition that if Lessee shall fail to pay when due any one of the aforesaid installments of rent or any other monetary obligations hereunder, or if Lessee shall fail or refuse to perform or observe any of the covenants, agreements or obligations herein made or assigned by said Lessee, and if such default is continued for ten (10) days (in the case of rent or other monetary obligations) or sixty (60) days (in the case of other covenants, agreements or obligations herein made or assumed by Lessee) after Lessee’s receipt of written notice from Lessor specifying the respects in which Lessee is in default hereof, then and thenceforth so long as such default is not cured, in any of said events, (i) this Lease Agreement may be terminated at the option of the Lessor, and said Lessor may immediately at or anytime thereafter,(ii) re-enter into possession of the Premises, or any part thereof in the name of the whole, with or without resort to legal process from any court, and (iii) to declare the then remaining unpaid balance of the total rental due for the remainder of the term, as if the same were not so terminated, immediately due and payable.

B.            If Lessee is dispossessed form the Premises and this lease is terminated by Lessor under the provisions of paragraph A of this article 20, Lessor may, at its option, relet same for such period or period as Lessor deems advisable (whether for the entire residue of the term or for a shorter or longer period) and upon the best rent and terms that Lessor, by the exercise of reasonable diligence, is able to obtain. Whether or not the Premises are relet, Lessee shall remain liable hereunder, until the time originally fixed for expiration of the term hereof, for the rent reserved hereunder less the net avails of any reletting, if any, after deducting therefrom all expenses incurred by Lessor of obtaining possession (including reasonable attorney’s fees), reletting, collection and necessary repairs and alterations; and the same shall be due and payable by Lessee on the first day of each month from and after the first day of each of said months from and after such date, Lessee will, upon receiving a statement of the net avails of releasing, if any, pay to the Lessor the amount of deficiency than existing. Notwithstanding the foregoing, Lessor agrees to use commercially reasonable efforts to relet the premises and mitigate its damages.

C.            Any item, other than rent, which Lessee is obligated to pay Lessor hereunder, shall, at the option of Lessor, be treated as additional rent due hereunder, and Lessor, in addition to any other rights or remedy Lessor may have shall have the same right and remedies for non-payment thereof as for non-payment of rent.

D.            The specific remedies to which Lessor or Lessee may resort under the terms of this lease are cumulative and not intended to be exclusive of any other remedies or means or redress to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee of any provision of this lease.

E.             In addition to any and all other rights and remedies to which the parties may be entitled, the parties shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this lease.

F.             In the event of any action at law or in equity between Lessor and Lessee to enforce any of the provisions and/or rights hereunder, the unsuccessful party of this litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney’s fees incurred therein by such successful party, which shall be included in and as part of such judgment. Should either Lessor or Lessee by reason of this lease and without fault on its part, be made a party to any litigation instituted by or against the other, then said party so named as a party to said litigation shall be entitled to receive from the other party all costs, expenses and reasonable attorney’s fees incurred in or. in connection with such litigation.

G.            Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee’s being evicted or dispossessed for any cause, or in the event of Lessor’s obtaining possession of demised Premises by reason of the violation by Lessee of any of the covenants and conditions of this lease or otherwise.

21.  REPAIRS AND WARRANTY

A.            Lessee will be responsible for repairs to the cement floor due to cracking, splitting, or disintegration due to overloading in excess of load design. Any repairs to the roof or exterior walls arising out of Lessee’s negligent operation will be the responsibility of the Lessee. Lessee agrees to maintain the Premises in good and neat appearance and in working order. Lessor agrees to make any repairs arising out of Lessor’s negligence or breach of its obligations under this lease. Notwithstanding anything to the contrary contained herein, in no event shall Lessee be obligated to make or pay for any repairs or replacements which would constitute items of expense properly chargeable to “capital account” under • GAAP and which are required as the result of the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors, or the failure of Lessor to perform any of its obligations under this Lease, all in which repairs and replacements shall be made by Lessor at Lessor’s sole cost and expense. Lessor shall maintain, at its sole cost and expense, the foundation, floor slab, exterior walls, steel frame, structural portions, roof, gutters, downspouts, and exterior doors of the Building, as well as all utility lines, pipes and plumbing serving but located outside of the Building (including without limitation all underground utility lines, pipes and plumbing), in good, clean and safe repair, order and condition. Lessor shall make all repairs and replacements without, to the extent practicable, interfering with the conduct of Lessee’s business. If during such repairs or replacements the Premises are wholly or partially unsuitable for their use as provided in this Lease, there shall be an equitable abatement of Fixed Rent, Additional Rent and all other charges payable by Lessee hereunder until such time as such repairs and replacements have been completed.

B.            Lessor covenants and agrees to maintain and keep in good repair the roof, roof structure, gutter, down-spouts, plumbing, exterior walls and foundation walls and floors unless the repairs are occurred by the negligent acts of the Lessee. Lessee agrees to restrict access to any roof area being Lessor’s responsibility to maintain, with any such access being granted only to a licensed roofing contractor. Violation of this restriction by Lessee shall immediately upon occurrence relieve Lessor of any stated maintenance liability.

C.            The Lessor shall provide supplier’s and manufacturer’s warranties that all work performed in the design and construction of the premises is free form any defect in equipment, material,

design furnished, or workmanship performed by any of Lessor’s subcontractors or suppliers, as may still be applicable and appropriate.

D.            With respect to all warranties, expressed or implied, from Lessor’s subcontractors, manufacturers or suppliers for work performed and materials furnished for the Premises, the Lessor shall:

1.             Obtain all warranties that would be given in normal commercial practice;

2.             Require all warranties to be executed, in writing for the benefit of the Lessee, if requested by the Lessee, as may be applicable;

3.             Enforce all warranties for the benefit of the Lessee, if requested by the Lessee.

22.  UTILITIES

All electricity, heating, air conditioning, water sewage disposal and waste disposal shall be furnished by Lessee. Lessee shall pay the cost of water, sewer, electric current, heating, ventilating and air conditioning used in or supplied to the Premises at the actual rates charged by the utility company. governmental entity or individual or company providing such services. Lessor shall provide separate utility meters for the respective facilities as deemed appropriate.

23.  COVENANTS RUN TO HEIRS, SUCCESSORS AND ASSIGNS

It is hereby covenanted and agreed between the parties hereto that all covenants, conditions, agreements and undertakings contained in this Lease Agreement shall inure and extend to and be binding on the heirs, administrators, executors, legal representatives, successors and assigns of the respective parties hereto as if they were in every case named and expressed. However, this paragraph is not intended, nor shall be construed, to permit assignment or transfer of this lease, whether by contract or operation of law, without compliance with Article 8 of this Lease Agreement.

The term “Lessor” and “Lessee” shall be construed in the singular or plural number accordingly as they respectively represent one or more than one person.

24.  NOTICES

All notices required or provided for under this Lease Agreement shall be given in writing by registered or certified (return receipt request) U.S. Mail, with the postage prepaid thereon, and addressed to Lessee at:

Eberline Analytical Crop.

Attn: Mike McDougal, Manager

601-A Scarboro Road Oak Ridge, TN 37830

to Lessor at:

J.W. Gibson Construction Company

P.O. Box 7027

Oak Ridge, TN 37831-7027

with a copy to:

Allied Realty & Management

148 Ridgeway Center

Oak Ridge, TN 37830

25.  TRANSFER OF LESSOR’S RIGHTS

Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the building and property referred to herein. Such transfers or assignments may be made either to a corporation, partnership, trust company, group of individuals, and howsoever made, are to be in all things respected and recognized by Lessee and in the event of a transfer following commencement of the term hereof upon assumption of Lessor obligations hereunder by said transferees or assignee, the Lessor, immediately prior to said transfer or assignment shall be relieved of all further liabilities and obligations hereunder; provided, however, that Lessee’s rights under the lease shall remain in effect so long as Lessee is not in default.

26.  PROPERTY TAXES

Lessee shall be liable for all personal property taxes which shall be its sole responsibility. Lessor shall be liable for real property taxes, but shall be reimbursed by Lessee pursuant to Article 7, Paragraph B herein.

27.  RIGHT TO PURCHASE PROPERTY

Lessee has the first right of refusal to purchase the entire property and buildings, as defined by Exhibit A, or a portion thereof, if divisible. Lessor will provide Lessee with thirty (30) days written notice of intent to sell and Lessee has that time to exercise right of first refusal. The purchase price shall be negotiated between Lessor and Lessee at the time of purchase.

J. W. Gibson Construction Company			Thermo Nutech

By:	/s/ J.W. Gibson	By:	/s/ Jeffery Stein
	J.W. Gibson		Jeffery Stein

Title: President		Title: Vice President

Date: 10/24/00		Date: 10/6/00